Exhibit 10.2


                        SECOND AMENDMENT
                               OF
                         UAL CORPORATION
                        SUPPLEMENTAL ESOP
                 (Effective as of July 12, 1994)


          By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under section 5.1 of the UAL Corporation Supplemental ESOP (effective as of July 12,
1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association, International ("ALPA"), the Company hereby amends the Plan, as follows, effective January 1, 1995:

          1. Section 1.1(c) is amended by adding the following to the end of the section:

     "Solely for the Plan Year commencing January 1, 1995, Convertible Shares shall be allocated to the IAM Employee Group pursuant to the Special Annual Allocation. Such shares shall reduce the number of shares which would otherwise have been allocated to the ALPA Employee Group."

          2. Section 1.1(d) is amended by adding the following to the end of the section:

     "Solely for the 1995 Plan Year, the Class M Voting Shares resulting from the allocation of shares under the Special
     Annual Allocation will be contributed to the ESOP (Part B) or the Supplemental Trust."

          3.  Effective upon adoption of this Second Amendment,
Section 1.3(d) is amended by adding the following to the end of the Section:

     "(d) If members of the IAM Employee Group have Convertible
     Shares credited to their Accounts under this Plan, `Committee' means the ESOP Committee."

          4. Section 1.3(j) is amended by adding the following to the end of the Section:

     "For purposes of the Special Annual Allocation to be performed for the 1995 Plan Year, 'Eligible Employee' means an `eligible employee' as defined in the ESOP."

          5.  Section 1.3(q) is amended to read as follows:

     "(q) `Participant' means an ESOP Participant who has an Account under this Plan."

          6. The second sentence of Section 2.1 is amended to read as follows:

     "Notwithstanding any other provision of this Plan to the contrary, except for purposes of Sections 2.3(a)(i), 2.4(f) and the Special Annual Allocation for the 1995 Plan Year, no ESOP Participant who is a member of the IAM Employee Group shall become a Participant hereunder or receive any credits, allocations or benefits pursuant to this Plan."

          7. Section 2.4(a)(iv) shall be amended to read as follows:

     "(iv) Allocations under the ESOP (Part A) were made (A) without regard to the Tax Limitations, (B) without regard to clauses (ii), (iv), (v), (vi) or (vii) of Section 5.4(a) of the ESOP, (C) were based on Compensation rather than the definition of compensation in the ESOP, and (D) for Plan Years beginning on or after January 1, 1995, by including the shares designated for inclusion in the Hypothetical Share Number for the ESOP Participant on account of the Special Annual Allocation applicable to the Plan Year under Appendix A to the ESOP; and"

          8. The first sentence of Section 2.4(c) is amended to read as follows:

     "For each ESOP Participant, the difference, if any, between the Hypothetical Share Number and the Actual Share Number shall be referred to as the Tentative Allocation; provided, however, that, except for purposes of subsection (f) and the Special Annual Allocation for the 1995 Plan Year, the Tentative Allocation for any member of the IAM Employee Group shall be zero."

          9.  Section 4.2(i) is amended to read as follows:
     "(i) Notwithstanding the above and the definition of "Committee", clauses (a), (b) and (c) shall be disregarded with respect to any issue involving Voting Shares and Convertible Shares allocated to the IAM Employee Group under this Plan if any Voting Shares or Convertible Shares are allocated to an Account of a Participant who is a member of the IAM Employee Group."

          10.  Section 5.1 is amended to read as follows:

     "5.1. Amendment. While the Company expects and intends to continue the Plan, the Company must necessarily reserve, and does hereby reserve, the right to amend the Plan at any time, except that no amendment may be adopted, without the approval of ALPA, provided, that, with respect to amendments adopted which are described in Section 13.1(b) or (d) of the ESOP (which subsections shall be treated as appropriately modified to the extent necessary to reflect the circumstances of this Plan) the need for joint approval shall be modified, and provided further that no amendment which would affect the allocation of the Class M Voting Shares or Convertible Preferred Shares to members of the IAM Employee Group shall be adopted without the approval of the IAM."

          11. The second sentence of Section 5.2 is amended to read as follows:

     "Notwithstanding the preceding sentence, the approval of the IAM will only be required if Class M Voting Shares reserved for allocation have been transferred or contributed to the Supplemental Trust, or if Convertible Preferred Shares are allocated to Accounts of members of the IAM Employee Group at the time of termination."

          IN WITNESS WHEREOF, the Company has caused this Second
Amendment to be executed on August 17, 1995.

                              UAL CORPORATION



                              /s/ Stuart I. Oran
                              Executive Vice President - Corporate
                              Affairs and General Counsel


                              APPROVED BY:

                              AIR LINE PILOTS ASSOCIATION,
                              INTERNATIONAL


                              /s/ J. Randolph Babbitt


                              /s/ Harlow B. Osteboe


                              INTERNATIONAL ASSOCIATION OF
                              MACHINISTS AND AEROSPACE WORKERS


                              /s/ Kenneth W. Thiede